UNITED STATES

SECURITIES AND EXCHANGE COMMISION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 30, 2006

ASIA PREMIUM TELEVISION GROUP, INC
(Exact name of registrant as specified in its charter)

Nevada	033-33263	62-1407521
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 602, 2 North Tuanjiehu Street, Chaoyang District, Beijing, 100026, P.R.C.
(Address of principal executive Offices) (Zip Code)

Registrant’s telephone number, including area code		86-10-6582-7900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Item 5.02(b) Resignation of Principal Executive Officer and Principal Finance Officer

(1)

Resignation of Qiang Jiang as Chief Executive Officer

On June 30, 2006, Qiang Jiang ceased to be the Chief Executive Officer of Asia Premium Television Group, Inc. (the “Company”). The resignation of Mr. Jiang was for personal reasons and not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

(2)

Resignation of Bulin Miao as Finance Manager

On June 30, 2006, Bulin Miao ceased to be the Finance Manager of the Company. The resignation of Mr. Maio was for personal reasons and not the result of any disagreement with the Registrant on any matter relating to the Company's operations, policies or practices.

Item 5.02(c) Appointment of Principal Executive Officer and Principal Finance Officer

(1)

Appointment of Yan Gong as Chief Executive Officer

On June 20, 2006, the Board of Directors of Company appointed Yan Gong as Chief Executive Officer of the Company, effective July 1, 2006.

Business Experience: Mr. Gong’s business experience during the past five years is provided below:

Mr. Gong, 42, has served as a director of the Company since March 2003. From March 2003 to June 2006, Mr. Gong served as the Company’s Chief Operating Officer. Mr. Gong has also served as Chief Operating Officer of the Company’s subsidiary Beijing Asia Hongzhi Advertising (“BAHA”) (formerly known as Shandong Hongzhi Advertising Company, Ltd.) since 2002. From 1997 to 2002 Mr. Gong was the General Manager of BAHA. Mr. Gong is also on the board of directors of the Company’s subsidiaries BAHA, Beijing Hongzhi Century Advertising, Shandong Hongzhi Communications and Career Advertising Co., Ltd. and Tibet Asia Culture Media Co., Ltd., all of which are organized under the laws of the People’s Republic of China. Mr. Gong studied business management in Japan.

Family Relationships: There are no family relationships between Mr. Gong and any of the other executive officers or directors of the Company.

Related Party Transactions: During the past two years, the Company has not been a party to any transactions, or proposed transactions, in an amount greater than $60,000 which Mr. Gong has, or had, a material interest.

(2)

Appointment of Hongmei Zhang as Finance Manager

On June 20, 2006, the Board of Directors of Company appointed Hongmei Zhang as Finance Manager of the Company, effective July 1, 2006.

Business Experience: Ms. Zhang’s business experience during the past five years is provided below:

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Ms. Hongmei Zhang, 42, served as the Company’s Vice Finance Manager from September 2004 to June 2006. From 1998 to June 2006, Ms. Zhang worked for the Company’s subsidiary BAHA first as its chief accountant, then Vice Finance Manager and next Finance Manager.

Family Relationships: There are no family relationships between Ms. Zhang and any of the other executive officers or directors of the Company.

Related Party Transactions: During the past two years, the Company has not been a party to any transactions, or proposed transactions, in an amount greater than $60,000 which Ms. Zhang has, or had, a material interest.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused the Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

ASIA PREMIUM TELEVISION GROUP, INC.

Date:

July 3, 2006

By:

/s/ Yan Gong

Name: Yan Gong

Title: Chief Executive Officer

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